                            P.I. RESORTS LIMITED



                            AMENDED AND RESTATED



                           ARTICLES OF ASSOCIATION



                       (ADOPTED ON 15TH, DECEMBER 1993)





                        PRELIMINARY AND CONSTRUCTION





               1.   The Articles contained in the First Schedule to

     the Companies Act shall not apply to the Company.



               2.   (1)  In these Articles, except where the subject

     or context otherwise requires:



               "Articles" means the articles of association of the

          Company on the date hereof as the same may be amended from time to time;



               the "board" means the directors or any of them acting

          as the board of directors of the Company;



               "Closing Date" shall mean the date the Company acquires

          the Paradise Island assets of Resorts International Inc.;



               "Commonwealth" means the Commonwealth of The Bahamas;



               "Companies Act" means the Companies Act 1992 including

          any modification or re-enactment thereof for the time being in force;





               "Company" means P. I. Resorts Limited, the company to

          which these Articles apply;





               "director" means a director of the Company;



               "dollar" or "$" means the lawful currency of the United

          States of America;



               "holder" means, in relation to any shares, the member

          whose name is entered in the register of members as the

          holder of such shares;



               "Ordinary Shares" means the Ordinary Shares of $0.01

          each of the Company having the rights set forth in these

          Articles;











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               "Preference Shares" means the Preference Shares of

          $0.01 each of the Company having the rights set forth in

          these Articles;



               "secretary" means the secretary of the Company and

          includes a joint, assistant, deputy or temporary secretary and any other person appointed to perform the duties of the secretary; and



               "shares" means shares in the Company including the

          Ordinary Shares and the Preference Shares.



               (2)  Save as aforesaid or as otherwise defined herein

     any words or expressions defined in the Companies Act (but excluding any modification thereof not in force at the date of adoption of these Articles) shall, if not inconsistent with the subject or the context, bear the same meaning in these Articles.



               (3)  For the purposes of these Articles, references to

     writing include references to any visible substitute for writing and to anything partly in one form and partly in another form;

     words denoting the singular number include the plural number and vice versa; words denoting the masculine gender include the feminine gender and vice versa; and references to persons include references to bodies corporate.



               3.   In addition to the registered office of the

     Company in the Commonwealth, which shall be at such place as the directors shall from time to time appoint, the Company may have an office for the transaction of business at any other place, and meetings of the Company or of the directors may be held either within or without the Commonwealth at such place as the directors may determine.



                                   SHARES



               4.   The authorized share capital of the Company at the

     date of adoption of these Articles is $350,000 divided into

     35,000,000 Ordinary Shares of $0.01 each and 10,000,000

     Preference Shares of $0.01 each, having the rights set forth in these Articles.  The Preference Shares may be issued by the

     Directors from time to time in one or more Series having such rights as the board may by resolution determine.  All the shares of the Company shall be in registered form, shall be fully paid for at the time of issuance and shall be nonassessable.

























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               5.   Without prejudice to any special rights previously

     conferred on the holders of existing shares in the Company, any shares in the Company may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of share capital or otherwise, as the board may from time to time by resolution determine.  Preference

     Shares may be voting, non-voting or voting only for specific purposes or in specific circumstances; PROVIDED, HOWEVER that the

     Company shall be prohibited from issuing any non-voting

     Preference Shares which are not entitled to at least one vote per share in the specific case where an event of default in the payment of dividends has occurred with respect to such shares.



               6.   Where at any time the share capital is divided

     into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of the class or series) may only be varied or abrogated with the sanction of a resolution of the board and either (i) the consent in writing of the holders of a majority in nominal value of the issued shares of the class or series or (ii)

     the sanction of a resolution of members holding shares of that class or series passed at a separate general meeting of the holders of the shares of that class or series.



                                CERTIFICATES



               7.   Every person whose name is entered as a member in

     the register of members shall, without payment, be entitled to a certificate under the common seal of the Company specifying the share or shares held by him and the amount paid up thereon,

     provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.



               8.   A share certificate defaced, lost or destroyed may

     be renewed or replaced on payment of such fee, if any, as may be prescribed, and on such terms, if any, as to evidence and

     indemnity as the directors think fit.









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



                             PURCHASE OF SHARES



               9.   Subject to and in accordance with the provisions

     of the Companies Act and without prejudice to any relevant special rights attached to any class or series of shares, the

     Company may, with the agreement of the holders of the relevant shares, purchase any of its own shares of any class or series

     (including redeemable shares) at any price (whether at par or above or below par), and any shares to be so purchased may be selected by the Company in any manner whatsoever.



                    TRANSFER AND TRANSMISSION OF SHARES



               10.  Subject to Article 11, the instrument of transfer

     of any share in the Company shall be executed by the transferor

     (or its duly authorized agent), and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the register of members in respect thereof.



               11.  Shares in the Company shall be transferred in any

     usual or common form.  The transfer agent for the Company or the

     Company's board may determine if a form of transfer is usual or common in the case of any question or dispute concerning a transfer.



               12.  The board may:



                    (a)  decline to register a transfer of shares

                         unless the instrument of transfer is

                         accompanied by the certificate or

                         certificates of the shares to which it

                         relates, and such other evidence as the board

                         may reasonably require to show the right of

                         the transferor to make the transfer; and



                    (b)  suspend the registration of transfers during

                         the fourteen days immediately preceding the

                         ordinary general meeting in each year.



               13.  The executors or administrators of a deceased sole

     holder of a share shall be the only persons recognized by the

     Company as having any title to the share.  In the case of a share registered in the names of two or more holders, the survivors or the executors or administrators of



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     the deceased survivor shall be the only persons recognized by the

     Company as having any title to the share.



               14.  Any person becoming entitled to a share in

     consequence of the death or bankruptcy of a member shall, upon such evidence being produced as may from time to time be required by the board, have the right, either to be registered as a member in respect of the share or, instead of being registered himself,

     to make such transfer of the share as the deceased or bankrupt person could have made; but the directors shall, in either case,

     have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by the deceased or bankrupt person before the death or bankruptcy.



               15.  A person becoming entitled to a share by reason of

     the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right

     conferred by membership in relation to meetings of the Company.



                           ALTERATION OF CAPITAL



               16.  The Company may, by a resolution of the holders of

     Ordinary Shares, increase the share capital by such sum to be divided into shares of such amount as the resolution shall prescribe.



               17.  The Company may, by resolution of the board (and

     the holders of the Ordinary Shares, if and to the extent required by the Companies Act):



                    (a)  consolidate and divide its share capital into

                         shares of larger amount than its existing

                         shares;



                    (b)  subdivide its existing shares, or any of them

                         or divide the whole or any part of its share

                         capital into shares of smaller amount than is

                         fixed by the Articles; or



                    (c)  reduce its share capital in any manner and

                         with and subject to any incident authorized

                         and consent required by law.













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                              GENERAL MEETINGS



               18.  The statutory general meeting of the Company shall

     be held within the period required by Section 70 of the Companies

     Act.



               19.  (1)  A general meeting shall be held once in every

     year at such time (not being more than fifteen months after the holding of the last preceding general meeting) and at such place as may be prescribed by the board.



               (2)  In default of a general meeting so held, a general

     meeting shall be held in the month next following and may be convened by any two or more members holding Ordinary Shares carrying at least one-tenth of the votes of all members entitled to vote at general meetings, in the same manner as nearly as possible as that in which meetings are to be convened by the directors and any such meetings shall be held at such place as the members convening the meeting may designate in the notice

     thereof.



               20.  The above-mentioned general meetings shall be

     called annual general meetings; all other general meetings shall be called extraordinary.



               21.  The board may, whenever it thinks fit, convene an

     extraordinary general meeting, and extraordinary general meetings shall also be convened by the board on the requisition, in accordance with Section 71 of the Companies Act, of members of the Company holding not less than one-tenth of the paid-up capital of the Company, or, in default, may be convened by such requisitionists, as provided by Section 71(3) of the Companies

     Act.



                      PROCEEDINGS AT GENERAL MEETINGS



               22.  (1)  Thirty-days' notice at the least (exclusive

     of the day on which the notice is served or deemed to be served,

     but inclusive of the day for which notice is given) specifying the place, the day and the hour of meeting and, in case of special business, the general nature of that business, shall be given in the manner hereinafter mentioned, or in such other manner, if any, as may be prescribed by the Company in general meeting, to such persons as are under the Articles entitled to receive such notices from the Company.













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               (2)  Every notice convening a general meeting shall

     include a statement having reasonable prominence that a member entitled to attend and vote is entitled to appoint a proxy to attend and vote instead of him, and that a proxy need not also be a member.



               23.  All business shall be deemed special that is

     transacted at an extraordinary meeting, as shall all that is transacted at an ordinary meeting with the exception of

     (i) sanctioning a dividend, (ii) the consideration of the

     accounts, balance-sheets and the ordinary report of the directors and auditors, (iii) election of directors and other officers in the place of those retiring by rotation and (iv) the fixing of the remuneration of the auditors.



               24.  No business shall be transacted by any general

     meeting unless a quorum of members is present at the time when the meeting proceeds to business; save as herein otherwise provided, members present in person or by proxy holding at least a majority of the then outstanding of Ordinary Shares shall be a quorum.



               25.  Where within half an hour from the time appointed

     for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the same day in the next week,

     at the same time and place and where at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the members present shall be a quorum.



               26.  The chairman, if any, of the board shall preside

     as chairman at every general meeting of the Company.



               27.  Where there is no such chairman or at any meeting

     he is not present within fifteen minutes after the time appointed for holding the meeting or at which he is unwilling to act as chairman, the directors in office prior to such meeting who are present shall choose someone of their number to be chairman.





               28.  (1)  The chairman may, with the consent of any

     meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment takes place.







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               (2)  When a meeting is adjourned for ten days or more,

     notice of the adjourned meeting shall be given as in the case of any original meeting.



               (3)  Save as aforesaid, it shall not be necessary to

     give any notice of an adjournment or of the business to be transacted at an adjourned meeting.



               29.  At any general meeting a resolution put to the

     vote of the meeting shall be decided on a voice call or show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by at least two members present in person or by proxy holding Ordinary Shares carrying at least one-tenth of the votes of all members entitled to vote at the meeting or by the chairman and unless a poll is so demanded,

     a declaration by the chairman that a resolution has, on a voice call or show of hands, been carried or carried unanimously or by a particular majority or lost, and an entry to that effect in the book of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favor of or against that resolution.



               30.  If a poll is duly demanded it shall be taken in

     such manner as the chairman directs, and the results of the poll shall be deemed to be the resolution of the meeting at which the poll is demanded.



               31.  The demand for a poll may, before the poll is

     taken, be withdrawn but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of the voice call or show of hands taking place before the demand was made.



                              VOTES OF MEMBERS



               32.  Every member shall have one vote for each Ordinary

     Share of which he is the holder.  Voting rights of Preference

     Shares (if any) shall be as specified in accordance with Article

     5.



               33.  In the case of joint holders of the vote of the

     senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the register of members.













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               34.  A member of unsound mind, or in respect of whom an

     order has been made by any court having jurisdiction with respect to persons of unsound mind, may vote, whether on a voice call,

     show of hands or on a poll, by his committee or other person in the nature of a committee appointed by that court.



                                  PROXIES



               35.  (1)  The instrument appointing a proxy shall be in

     writing under the hand of the appointer or his attorney duly authorized in writing or, if the appointer is a corporation,

     either under the common seal or under the hand of an officer or attorney so authorized.



               (2)  An instrument appointing a proxy may be in the

     following form or in any other form which the board may approve:





                    "I                             of

                                    being a member of P. I. Resorts Limited,

                    hereby appoint               of

                                   as my proxy to vote for

                    me and on my behalf at the general meeting of the

                    Company to be held on the      day of       and at

                    any adjournment thereof."





               36.  The instrument appointing a proxy and the power of

     attorney or other authority, if any, under which it is signed or a certified copy of that power or authority shall be deposited at the registered office of the Company not less than forty-eight hours before the holding of the meeting at which the person named in the instrument proposes to vote, or shall be delivered to the

     Company at such meeting, and in default the instrument of proxy shall not be treated as valid.



               37.  A vote given in accordance with the terms of an

     instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the

     instrument of proxy, or the authority under which the instrument of proxy was executed, or transfer of the shares in respect of which the vote is given, provided no transfer shall have been received at the registered office of the Company before the meeting or adjourned meeting at which the instrument or proxy is used.









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                         CORPORATE REPRESENTATIVES



               38.  Any body corporate which is a member of the

     Company may by resolution of its directors or other governing body or by authority to be given under seal or under the hand of an officer duly authorized by it authorize such person as it thinks fit to act as its representative at any meeting of the

     Company or at any separate meeting of the holders of any class or series of shares and such authority may be general or in respect of specific meetings.  A person so authorized shall be entitled to exercise the same power on behalf of the grantor of the authority as the grantor could exercise if it were an individual member of the Company and the grantor shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorized is present at it.



                               CLASS MEETINGS

                              SERIES MEETINGS



               39.  All provisions of these Articles relating to

     general meetings of the Company shall apply mutatis mutandis to every separate meeting of the holders of any class or series of shares in the capital of the Company.



                                 DIRECTORS



               40.  Unless otherwise determined by a resolution of the

     members, the number of the directors shall be five.



               41.  The directors shall be appointed and may be

     removed in accordance with the Companies Act.





               42.  It shall be presumed that it is in the best

     interests of the Company to allow directors to participate in meetings of the board or of committees thereof by telephonic communication and otherwise as set forth in Article 56 and,

     accordingly, it shall be a term of appointment of each director that he irrevocable consents to the holding of such meetings in the manner set forth in Article 56.





               43.  The directors of the Company holding office

     immediately following the Closing Date shall hold office until the date of the annual general meeting to be held in 1997.  At the annual general meeting held in 1997 and at each subsequent annual general meeting, directors shall be appointed by

     resolution of the holders of Ordinary Shares in







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     accordance with these Articles (including provisions as to nomination)

     and any director so appointed (and any director appointed to fill a vacancy in the directors prior to the next annual general

     meeting) shall hold office until the date of the next annual general meeting of the Company, or if later the date his

     successor shall be duly elected and qualified.



                            EXECUTIVE DIRECTORS



               44.  The board may appoint one or more of its body to

     be the holder of any one or more executive office (except that of auditor) under the Company and may enter into an agreement or arrangement with any director for his employment by the Company or for the provision by him of any services outside the scope of the ordinary duties of a director.  Any such appointment,

     agreement or arrangement may be made upon such terms, including terms as to remuneration, as the board determines, and any remuneration which is so determined may be in addition to or in lieu of any ordinary remuneration as a director.  The board may revoke or vary any such appointment but without prejudice to any rights or claims which the person whose appointment is revoked or varied may have against the Company by reason thereof.



               45.  Any appointment of a director to an executive

     office shall terminate if he ceases to be a director but without prejudice to any rights or claims which he may have against the

     Company by reason of the termination of such appointment.  A director appointed to an executive office shall not ipso facto cease to be a director if his appointment to such executive officer terminates.



               46.  The emoluments of any director holding executive

     office for his services as such shall be determined by the board,

     and may be of any description, and (without limiting the

     generality of the foregoing) may include admission to or

     continuance of membership of any scheme (including any share acquisition scheme) or fund instituted or established or financed or contributed to by the Company for the provision of pensions,

     life assurance or other benefits for employees or their

     dependents, or the payment of a pension or other benefits to him or his dependents on or after retirement or death, apart from membership of any such scheme or fund.









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                       POWERS AND DUTIES OF THE BOARD



               47.  The business of the Company shall be managed by

     the board, which may exercise all such powers of the Company as are not by the Companies Act or by these Articles, required to be exercised by the Company in general meeting, subject nevertheless to these Articles (including in particular Article 68 for so long as it is in effect) and to the Companies Act.



                          PROCEEDINGS OF DIRECTORS



               48.  (1)  The directors may meet together for the

     dispatch of business, adjourn and otherwise regulate their meetings, as they think fit.



               (2)  Questions arising at any meeting shall be decided

     by a majority of votes.



               (3)  A director may, and the secretary on the

     requisition of a director shall, at any time summon a meeting of the directors.  Directors shall be given reasonable notice

     (which, except in the case of emergencies shall be not less than three business days) of the time and place appointed for such meeting of the directors, which notice may be waived by any or all directors at any time before or after such meeting.



               49.  The quorum necessary for the transaction of the

     business of the directors may be fixed by the directors and unless so fixed shall be three.



               50.  The continuing directors may act notwithstanding

     any vacancy in their body, but, if and so long as their number is reduced below the number fixed by or pursuant to the Articles as the necessary quorum of directors, the continuing directors may act for the purpose of summoning a general meeting of the

     Company, but for no other purpose.



               51.  The directors may elect a chairman of their

     meetings and determine the period for which he is to hold office;

     but if no such chairman is elected or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the directors present may choose one of their number to be chairman of the meeting.







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               52.  The directors may delegate any of their powers to

     committees consisting of such members of the Company or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any

     regulations that may be imposed on them by the directors.



               53.  A committee may elect a chairman of their

     meetings; if no such chairman is elected or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the members present may choose one of their number to be chairman of the meeting.



               54.  (1)  A committee shall meet and adjourn as

     determined by the board and otherwise as they think proper.



               (2)  Questions arising at any meeting shall be

     determined by a majority of votes of the members present.



               55.  A resolution in writing signed by a simple

     majority of the directors entitled to vote on that resolution at a meeting of the board or of the members of an existing committee of the board with authority to consider and act on the matter

     (not being less than the number of directors required to form a quorum of the board) shall be as valid and effectual as if it had been passed at a meeting of the board or (as the case may be) a committee of the board duly convened and held and for this purpose a resolution may consist of several documents to the same effect, each signed by one or more directors.



               56.  A meeting of the board or of a committee of the

     board may, if all the directors consent, consist of a conference between directors who are not all in one place, but of whom each is able (directly or by telephonic communication) to speak to each of the others, and to be heard and recognized by each of the others.  A director taking part in such a conference shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly.  Such a meeting shall be deemed to take place where the largest group of those participating in the conference is assembled, or, if there is no such group, where the chairman of the meeting then is.  The word meeting in these Articles shall be construed accordingly.













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               57.  The board shall cause minutes to be made in books

     provided for the purpose:



                    (a)  of all appointments of officers made by the

                         board;



                    (b)  of the names of the directors or members

                         present at each meeting of the directors and

                         of any committee of the directors; and



                    (c)  of all resolutions and proceedings at all

                         meetings of the Company and of the board or

                         committees of the board.





                             POWERS OF ATTORNEY



               58.  The board may from time to time and at any time by

     power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the board,

     to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the board under these Articles)

     and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the board may think fit and may also authorize any such attorney to delegate all or any of the powers,

     authorities and discretions vested in him.



                                  THE SEAL



               59.  The seal of the Company shall not be affixed to

     any instrument except by the authority of a resolution of the directors, and in the presence of at least two directors and of the secretary or such other person as the directors may appoint for the purpose; and those two directors and secretary or other person as aforesaid shall sign every instrument to which the seal of the Company is so affixed in their presence.  The Company is hereby authorized to adopt and use an official seal in accordance with the provisions of Section 26 of the Companies Act.











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                           DIVIDENDS AND RESERVE



               60.  The board may from time to time declare and pay to

     the members of the Company such quarterly dividends as appear to the directors to be justified by the profits of the Company.



               61.  No dividend shall be paid otherwise than out of

     profits or surplus available for the purpose in accordance with the Companies Act.



               62.  The directors may, before recommending any

     dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the directors, be applicable for meeting

     contingencies or for equalizing dividends or for any other purpose to which the profits of the Company may be properly applied, and pending such application may, at the like

     discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the

     Company), as the directors may from time to time think fit.



               63.  Where several persons are registered as joint

     holders of any share any one of them may give effectual receipts for any dividend payable on the share.



               64.  No dividend shall bear interest against the

     Company.



                                  ACCOUNTS



               65.  The directors shall cause true accounts to be

     kept:



                    (a)  of the sums of money received and expended by

                         the Company and the matter in respect of

                         which such receipt and expenditure takes

                         place; and



                    (b)  of the assets and liabilities of the Company.



               66.  The books of account shall be kept at the

     registered office of the Company or at such other place or places as the directors think fit and shall always be open to the inspection of the directors.





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



               67.  The directors shall from time to time determine

     whether and to what extent and at what time and places and under what conditions or regulation the accounts and books of the

     Company or any of them shall be open to the inspection of members not being directors, and no member (not being a director) shall have any right of inspecting any account or book or document of the Company except as conferred by statute or authorized by the directors or by the Company in general meeting.



               68.  Once at least in every year the directors shall

     lay before the Company in general meeting a profit and loss account for the period since the preceding account or (in the case of the first account) since the incorporation of the

     Company, made up to a date not more than six months before such meeting.



               69.  (1)  A balance-sheet shall be made out in every

     year and laid before the Company in general meeting made up to a date not more than six months before such meeting.



               (2)  The balance-sheet shall be accompanied by a report

     of the board as to the state of the Company's affairs and the amount which they recommend to be paid by way of dividend and the amount, if any, which they propose to carry to a reserve fund.



               70.  A copy of the balance-sheet and report shall,

     seven days previous to the meeting, be sent to the persons entitled to receive notices of general meetings in the manner in which notices are to be given hereunder.



                                  NOTICES



               71.  (1)  A notice may be given by the Company to any

     member either personally or by sending it by post to him to his registered address.



               (2)  Where a notice is sent by post, service of the

     notice shall be deemed to be effected by properly addressing,

     pre-paying and posting a letter (by air-mail if to an address outside the country from which it is sent) containing the notice and, unless the contrary is proved, to have been effected three days after posting (or seven days if sent to an address outside the country from which it is sent).





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               72.  A notice may be given by the Company to the joint

     holders of a share by giving the notice to the joint holder named first in the register in respect of the share.



               73.  A notice may be given by the Company to the

     persons entitled to a share in consequence of the death or bankruptcy of a member by sending it through the post in a pre-

     paid letter addressed to them by name or by the title of

     representatives of the deceased, or trustees of the bankrupt, or by any like description, at the address, if any, supplied for the purpose by the persons claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy has not occurred.



               74.  Notice of every general meeting shall be given in

     some manner hereinbefore authorized to the members of the

     Company, including any person entitled to a share in consequence of the death or bankruptcy of a member, who, but for his death or bankruptcy, would be entitled to receive notice of the meeting and to very director.  No other persons shall be entitled to receive notice of general meetings.



                                 INDEMNITY





               75.  The Company shall, subject to the provisions of

     Article 79, indemnity to the fullest extent permitted by the

     Companies Act any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action,

     suit or proceeding, whether civil, criminal, administrative or investigative and whether external or internal to the Company by reason of the fact that he is or was a director or officer of the

     Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit, action or proceeding if he acted in good faith and in a manner which he reasonably believed to be in, or not opposed to,

     the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.



               76.  Subject to Article 79, expenses incurred by a

     director or officer in defending a civil or criminal action,



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



     suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled under Article 75 to be indemnified by the Company in respect of such expenses.



               77.  The board shall from time to time cause the

     Company to purchase and maintain insurance from reputable

     insurance carriers on behalf of any person who is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other

     enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such with reasonable limits and subject to reasonable and customary deductibles, for so long as such insurance is available from such carriers.



               78.  The Company's indemnification under Article 76 of

     any person who is or was serving, at the request of the Company as a director or officer of another corporation, partnership,

     joint venture, trust or other enterprise, shall be reduced by amounts such person receives as indemnification (i) under any policy of insurance purchased and maintained on his behalf by the Company, (ii) from such other corporation, partnership,

     joint venture, trust or other enterprise, or (iii) under any other applicable indemnification provision.



               79.  (a)  It shall be a condition of the Company's

     obligation to indemnify or advance expenses under Articles 75 and

     76 that the person asserting, or proposing to assert, the right to be indemnified, promptly after receipt of notice of

     commencement of any action, suit or proceeding in respect of which a claim for indemnification is or is to be made against the

     Company notify the Company of the commencement of such action,

     suit or proceeding, including therewith a copy of all papers served and the name of counsel retained or to be retained by such person in connection with such action, suit or proceeding, and thereafter to keep the Company timely and fully apprised of all developments and proceedings in connection with such action, suit or proceeding or as the Company shall request; and the fees and expenses of any counsel retained by a person asserting, or proposing to assert, the right to be indemnified under







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



     Article 75 shall be at the expense of such person unless the counsel retained shall have been approved by the Company in writing,

     which approval shall not be unreasonably withheld.



               (b)  If a claim for indemnification and advancement of

     expenses under Articles 75 and 76 is not paid in full by the

     Company within forty five (45) days after a written claim

     therefor has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim.



               80.  To the fullest extent permitted by the Companies

     Act as it exists on the date hereof or as it may hereafter be amended, no director or officer of the Company shall be liable to the Company or its members for monetary or other damages for breach of fiduciary duty as a director or officer.



               81.  The provisions of Articles 75 to 80 shall continue

     as to, and for the benefit of, a person who has ceased to be a director or officer and shall inure to the benefit of the heirs,

     executors and administrators of such a person.



               82.  No amendment to or repeal of the provisions of

     Articles 75 to 80 shall apply to or have any effect on the eligibility for, or entitlement to, indemnification, advancement of expenses and the other rights provided by, or granted pursuant to, Articles 75 to 80 for or with respect to any acts or omissions of any director or officer occurring prior to any such amendment or repeal.







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